UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

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REV Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Executive Drive, Suite 100

Brookfield, WI 53005

(Address of Principal Executive Offices)

(414) 290-0190

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 20, 2024, REV Group, Inc. (the “Company”) entered into an Amendment No. 1 (the “Amendment”) to the Amended and Restated Shareholders Agreement (the “Agreement”), dated as of February 1, 2017, by and among the Company and the Shareholders (as defined therein) that are signatories thereto.

The Amendment amends the Agreement such that once American Industrial Partners Capital Fund IV, LP, American Industrial Partners Capital Fund IV (Parallel), LP and AIP/CHC Holdings, LLC and affiliates of the foregoing (collectively, the “AIP Parties”) no longer beneficially own in the aggregate at least 15% of the outstanding Company shares, all designees of the AIP Parties who are members of the Board of Directors of the Company shall tender their resignations as promptly as possible (except for one of such designees of the AIP Parties, who may serve the remainder of his or her term), and the Directors who are not designees of the AIP Parties will have the option to accept or reject such resignations, or defer acceptance or rejection until a later time.

The foregoing description is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01 Other Events

On February 20, 2024, the Company closed the previously announced upsized registered underwritten public offering by certain Selling Shareholders (as defined below) of the Company of 18,400,000 shares of the Company’s common stock, which includes the full exercise of the Underwriters’ (as defined below) option to purchase additional shares, at a price per share to the public of $16.50, pursuant to an underwriting agreement, dated February 14, 2024, by and among the Company, the Selling Shareholders named in Schedule I thereto (the “Selling Shareholders”) and Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”) (the “Underwriting Agreement”).

As part of the offering, the Company purchased from the Underwriters 8,000,000 shares of its common stock at a price of $15.7575 per share, equal to the price paid to the Selling Shareholders by the Underwriters. The Company did not sell any shares in the offering.

A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated February 14, 2024 by and among the Company, the Selling Shareholders named therein, Robert W. Baird & Co. Incorporated, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC
10.1	Amendment No. 1 to the Amended and Restated Shareholders Agreement, dated as of February 20, 2024, by and among the Company and the Shareholder Majority
104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: February 20, 2024	By:	/s/ Mark A. Skonieczny
Name: Mark A. Skonieczny
Title: President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive and Financial Officer)